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                                                                   EXHIBIT 23.01



CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in the registration statement of Digital Lightwave, Inc. on Form S-8 (File No. 333-35375) of our report dated January 29, 1999, except for Note 16, as to which the date is March 31, 1999, on our audits of the financial statements of Digital Lightwave, Inc. as of December 31, 1998 and 1997 and for the years ended December 31, 1998, 1997 and 1996, which report is included in this Annual Report on Form 10-K.

/s/ PRICEWATERHOUSECOOPERS LLP

Tampa, Florida
April 5, 1999